Exhibit 99.1
        News Release

FOR IMMEDIATE RELEASE
Contacts:

Mark Kratz	Sara Banda
Investor Relations	Corporate Media Relations
InvestorRelations@L3Harris.com	Sara.Banda@L3Harris.com
321-724-3170	321-306-8927
or
Arielle Rothstein / Sharon Stern / Lyle Watson
Joele Frank, Wilkinson Brimmer Katcher
LHX-jf@joelefrank.com
212-355-4449

L3Harris Continues Board Refreshment and Provides Update on Shareholder Value Creation Activities
Kirk Hachigian and Bill Swanson Appointed to Board of Directors
Board Forms Business Review Committee with William Brown as Special Advisor

MELBOURNE, Fla., Dec. 11, 2023 — L3Harris Technologies (“L3Harris”) (NYSE: LHX) today announced that its Board of Directors has appointed Kirk S. Hachigian, former Chair and CEO of JELD-WEN Holding, Inc. and Cooper Industries plc., and William H. (“Bill”) Swanson, retired Chair and CEO of Raytheon Company, to its Board effective immediately. In addition, the Board intends to appoint an additional independent director in 2024.
Consistent with the company’s commitment to shareholder value creation and supporting the work already well underway, the Board will establish an ad hoc Business Review Committee, which will undertake a review of L3Harris’ operational performance, cost structure, portfolio composition and all available value creation levers. The committee’s review is expected to be completed in 2024. Current director Roger Fradin and Bill Swanson will Co-Chair the committee, and the additional members of the committee will include Kirk Hachigian and current director Rita Lane. L3Harris’ Former Executive Chair and CEO William M. (“Bill”) Brown will serve as a Special Advisor to the committee. The company will also adjust its long-term incentive compensation plan, which currently uses relative total shareholder return as a modifier, to incorporate relative total shareholder return as a core metric for performance share units.
In connection with these announcements, the company has entered into a cooperation agreement with funds affiliated with the D. E. Shaw group, which is currently one of the company’s largest investors.

Pursuant to the agreement, the D. E. Shaw group and the L3Harris Board will agree on the additional independent director to be added to the Board in 2024. The D. E. Shaw group has also agreed to customary voting and standstill provisions.
“I welcome Kirk Hachigian and Bill Swanson to our Board as we advance our transformation into a stronger, more focused company poised to drive sustainable shareholder value,” said Christopher E. Kubasik, Chair and Chief Executive Officer of L3Harris. “The full Board appreciates the constructive engagement of the D. E. Shaw group and looks forward to benefitting from the perspectives of our newest independent directors at this time.”
Kubasik added, “We continue to take purposeful action as we implement our strategy to become a national security and technology-focused company. To that end, we recently appointed industry-veteran Ken Bedingfield as our CFO and announced the divestiture of our non-core Commercial Aviation Solutions business. Our team is excited to discuss the actions underway to further streamline and optimize our portfolio, deliver on our cost-savings goals, maintain disciplined capital allocation, accelerate operating income and grow free cash flow per share. We are confident these initiatives will put us on a path to create value for our shareholders, which we look forward to discussing in more detail tomorrow at Investor Day.”
“We appreciate the positive and constructive dialogue we have had with the L3Harris Board, and are supportive of the actions being taken by Chris, the Board and the management team to strengthen L3Harris,” said Michael O’Mary, Managing Director of D. E. Shaw & Co., L.P. “L3Harris is a leader in its core business, and we believe that today’s Board enhancements – along with the Board’s commitment to thoroughly review the Company’s business and optimize its portfolio, performance, and operations – positions L3Harris to deliver significant and sustainable value for its shareholders. We look forward to the company providing further information on its core initiatives, margin targets and capital allocation framework at its Investor Day tomorrow.”
With the addition of Kirk Hachigian and Bill Swanson to the Board, the L3Harris Board will comprise 14 directors, 13 of whom will be independent, and six of whom will have been appointed since 2021.
The company is hosting its Investor Day on Dec. 12, 2023. Investor Day details and registration information can be found on Investorday.L3Harris.com.
About Kirk S. Hachigian
Kirk S. Hachigian, 64, brings over 25 years of international leadership and operational experience from senior executive roles at leading manufacturing and industrial companies.

Mr. Hachigian previously served as Executive Chairman of JELD-WEN Holding, Inc., a global manufacturer of windows and doors, from 2016 to 2019; and as JELD-WEN’s Chairman and Chief Executive Officer from 2014 to 2016. His operational experience also includes his tenure at Cooper Industries plc, a global manufacturer of electrical products, where he served as Chairman and Chief Executive Officer from 2005 until the company’s $13 billion sale to Eaton Corporation in 2012.
Prior to joining Cooper, Mr. Hachigian was an executive with General Electric Company for eight years, where he served in key management positions in Singapore and Mexico.
Mr. Hachigian currently serves on the boards of Allegion plc, as Chairman, NextEra Energy, Inc. and PACCAR, Inc. and has previously served on the board of American Standard. He holds a bachelor’s degree in engineering from the University of California (Berkeley) and an MBA in finance from the Wharton School of Business.
About William H. (“Bill”) Swanson
William (Bill) H. Swanson, 74, brings over 40 years of leadership experience and a track record of successfully managing complex, global aerospace and defense operations.
Mr. Swanson was the Chief Executive Officer of Raytheon Company from 2003 to 2014 and served as Chairman from 2004 until his retirement in 2014. He joined Raytheon in 1972 and held a wide range of leadership positions with the company, including President of Raytheon from 2002 to 2004, Executive Vice President of Raytheon and President of its Electronic Systems division from 2000 to 2002, and Executive Vice President of Raytheon and Chairman and Chief Executive Officer of Raytheon Systems Company from 1998 to 2000. Bill Swanson was also awarded the Navy Distinguished Civilian Service Award, the highest award the Secretary of the Navy confers onto a civilian.
Mr. Swanson currently serves on the board of Hagerty Inc. and has previously served on the boards of NextEra Energy, Inc., TJX Companies and Sprint. He holds a bachelor’s degree in industrial engineering from California Polytechnic State University and was awarded an honorary Doctor of Laws degree from Pepperdine University and an honorary Doctor of Science degree from California Polytechnic State University.
About L3Harris Technologies
L3Harris Technologies is the Trusted Disruptor in the defense industry. With customers’ mission-critical needs always in mind, our 50,000 employees deliver end-to-end technology solutions connecting the space, air, land, sea and cyber domains in the interest of national security.

Forward-Looking Statements
This press release contains forward-looking statements that reflect management's current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. Statements about the review by the Business Review Committee and the timing thereof, future actions under and the anticipated benefits of the cooperation agreement, and the actions underway related to the company’s future goals and performance are forward-looking and involve risks and uncertainties. Important risk factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements are described in the “Risk Factors” sections of the L3Harris Annual Report on Form 10-K for the year ended December 30, 2022, and subsequent filings with the U.S. Securities and Exchange Commission. The company's consolidated results, future trends and forward-looking statements could be affected by many factors, risks and uncertainties, including but not limited to: in U.S. Government spending priorities; changes in the mix of fixed-price, cost-plus and time-and-material type contracts and the impact of a significant increase in or sustained period of increased inflation; the termination, failure to fund, or negative audit findings for U.S. Government contracts; the U.S. Government’s budget deficit and the national debt; uncertain economic conditions; the consequences of future geo-political events; the impact of government investigations; the risks of doing business internationally; disputes with our subcontractors or key suppliers, or their inability to perform or timely deliver our components, parts or services; the attraction and retention of key employees; the ability to develop new products and services and technologies that achieve market acceptance; the ability to successfully review the company’s business and optimize its portfolio, performance, and operations, manage our growth and achieve performance targets; natural disasters or other significant business disruptions; changes in accounting estimates; the company’s level of indebtedness and ability to make payments on, repay or service indebtedness; unfunded defined benefit plans liability; any downgrade in credit ratings; the level of returns on defined benefit plan assets, changes in interest rates and other market factors; changes in effective tax rate or additional tax exposures; the ability to obtain export licenses or make sales to foreign governments; unforeseen environmental issues, including regulations related to GHG emissions or change in customer sentiment related to environmental sustainability, the impact of any improper conduct of employees, agents or business partners; the outcome of litigation or arbitration; potential claims related to infringement of intellectual property rights or environmental remediation or other contingencies; expanded operations from the acquisitions of TDL and Aerojet Rocketdyne, including related dangerous materials and real estate assets; risks related to other strategic transactions, including mergers, acquisitions and divestitures. Further information relating to these and other factors that may impact the company's results, future trends and forward-looking statements are disclosed in the company's filings with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release, and the company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Persons reading this press release are cautioned not to place undue reliance on forward-looking statements.